Bowne & Co., Inc.
55 Water Street
New York, NY 10041
(212) 924-5500
Fax: (212) 658-5871

NEWS RELEASE

Investor Relations Contact:	Media Contact:
William J. Coote	Kate O’Brien
Treasurer	Director, Corporate Communications
212-658-5858	212-658-5812
bill.coote@bowne.com	kate.obrien@bowne.com
FOR IMMEDIATE RELEASE
BOWNE & CO. REPORTS 2006 SECOND QUARTER RESULTS
Revenue Increases 32%, EPS from Continuing Operations Doubles
NEW YORK, August 9, 2006 — Bowne & Co., Inc. (NYSE: BNE) today announced 2006 second quarter earnings from continuing operations of $10.4 million as compared to $5.4 million for the second quarter of 2005. Earnings per diluted share from continuing operations were $0.30 compared to $0.15 for the same period last year. Revenue was $260.3 million in the second quarter of 2006, compared to $197.6 million in the comparable quarter of 2005. Financial Print revenue for the quarter increased $41.5 million over the second quarter of 2005, largely driven by a 45% increase in transactional revenue.
For the six months ended June 30, 2006, income from continuing operations was $11.9 million versus $8.3 million for the same period last year. Earnings per diluted share from continuing operations was $0.35 for the six month period compared to $0.24 in 2005, a 46% increase. Revenue for the six months ended June 30, 2006 was $466.0 million, up 30% from $357.6 million reported in 2005.
Pro forma diluted earnings per share from continuing operations for the quarter of $0.41 increased $0.23, or 128%, over the second quarter of 2005. Year-to-date pro forma diluted earnings per share from continuing operations of $0.53 was $0.24, or 83% greater than the comparable 2005 period. (See Pro Forma Supplemental Income Information attached hereto for a reconciliation of these non-GAAP financial measures to our Condensed Consolidated Statements of Operations.)
“Our focus on our core businesses resulted in a solid performance this quarter,” said Bowne Chairman and Chief Executive Officer Philip E. Kucera. “Overall, revenue growth was impressive, driven by strong organic growth in Financial Print and the revenue generated by the Vestcom business we acquired.”
David J. Shea, Bowne President and Chief Operating Officer, added, “This was a great quarter for Bowne. Financial Print revenue is up in all categories, with transactional revenue reaching its highest level since 2002. Total Financial Print revenue was at its highest level since 2000. Marketing & Business Communications substantially completed the integration of its two businesses ahead of schedule and is well-positioned for the second half of the year.”
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Bowne Financial Print: Financial Print reported second quarter revenue of $229.9 million, compared to $188.4 million for the same period last year, an increase of 22.0%. Transactional revenue increased 45.4% due to a healthy capital market and increased market share. Non-transactional revenue, which includes mutual fund and compliance reporting revenue, increased 10.8% over 2005. Segment profit for the quarter as a percentage of revenue was 18.7%, compared to 16.5% for the same period in 2005.
Marketing & Business Communications (MBC): The 2006 results include the acquisition of the Marketing and Business Communications division of Vestcom International, which was completed in January 2006. MBC reported revenue of $30.3 and $69.7 million for the second quarter and year-to-date, respectively. Segment profit for the quarter was a loss of $2.5 million and $0.3 million year-to-date, primarily as a result of costs associated with the acceleration of the integration of its New Jersey operations. During the first half of the year, MBC signed or renewed 19 contracts.
Discontinued Operations: In keeping with its strategy of focusing on its core businesses, the Company reclassified DecisionQuest and JFS Litigators Notebook® (JFS), which are being held for sale, as discontinued operations. The 2006 results from discontinued operations include a $9.9 million gain on the sale of CaseSoft (a joint venture investment held by DecisionQuest which was sold in May 2006), and a $13.3 million goodwill impairment charge related to DecisionQuest. The 2005 results from discontinued operations include DecisionQuest, JFS, DecisionQuest Discovery Services (which was sold in January 2006) and Bowne Global Solutions (which was sold in September 2005).
Balance Sheet: Days sales outstanding increased to 73 days in June 2006 from 66 days in June 2005. Cash used in operations for the quarter ended June 30, 2006 increased $24 million to $56 million, from net cash used in operations of $32 million in 2005. The increase in DSO and cash used in operations was primarily the result of higher levels of activity during the first half of 2006 than the comparable prior year period. Financial Print work-in-process inventory was $21.6 million at June 30, 2006, as compared to $27.1 million at June 30, 2005.
* * * * * * * * *
From the inception of the Company’s share repurchase program in December 2004 through June 30, 2006, Bowne has repurchased 7.6 million shares at an average price per share of $14.75. In 2006 through June 30, the Company has repurchased 2.4 million shares at an average price per share of $14.51, of which approximately 1.6 million shares were purchased in the second quarter of 2006. As of August 4, 2006, the company had $74.4 million remaining for share repurchases.
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Business Outlook: The 2006 outlook remains unchanged, except that Litigation Solutions has been reported as discontinued operations.
Bowne & Co. will hold its earnings conference call to review the 2006 second quarter results on Thursday, August 10, 2006, at 11 a.m. Eastern Time. To join the Webcast, log on to http://www.bowne.com. To access the call via telephone, please dial (800) 910-5497 (domestic) or (973) 935-8450 (international), conference ID # 7639421.
About Bowne & Co., Inc.
Bowne & Co., Inc. (NYSE: BNE) provides financial, marketing and business communications services to financial services organizations, law firms and health care organizations globally. Dealmakers rely on Bowne to handle critical transactional communications with speed and accuracy. Compliance professionals turn to Bowne to prepare and file regulatory and shareholder communications online and in print. Marketers look to Bowne to create and distribute customized, one-to-one communications on-demand. With 3,500 employees in 78 offices around the globe, Bowne has met the ever-changing demands of its clients for more than 230 years. For more information, please visit www.bowne.com.

BOWNE & CO., INC.
(NYSE: BNE)
Condensed Consolidated Statements of Operations
(unaudited)

		For the Periods Ended June 30,
	Quarter		Year-to-Date
	2006	2005	2006	2005
(in thousands, except per share information)		(as restated)		(as restated)
Revenue	$260,269	$197,629	$466,045	$357,552
Expenses:
Cost of revenue	(166,701)	(123,636)	(301,969)	(224,771)
Selling and administrative	(58,970)	(50,221)	(115,001)	(93,405)
Depreciation	(6,303)	(6,408)	(13,169)	(12,793)
Amortization	(135)	—	(271)	—
Restructuring, integration and asset impairment charges (1)	(5,616)	(1,532)	(9,667)	(3,157)
Purchased in-process research and development	(1,001)	—	(1,001)	—

	(238,726)	(181,797)	(441,078)	(334,126)

Operating income	21,543	15,832	24,967	23,426
Interest expense	(1,451)	(1,307)	(2,745)	(2,590)
Other income (expense), net	647	(487)	2,005	641

Income from continuing operations before income taxes	20,739	14,038	24,227	21,477
Income tax expense	(10,294)	(8,594)	(12,317)	(13,149)

Income from continuing operations	10,445	5,444	11,910	8,328
Discontinued operations (see note):
Loss from discontinued operations, net of tax	(3,943)	(3,049)	(3,871)	(3,357)

Net income	$6,502	$2,395	$8,039	$4,971

Earnings per share from continuing operations:
Basic	$0.32	$0.16	$0.37	$0.24
Diluted	$0.30	$0.15	$0.35	$0.24

Loss per share from discontinued operations:
Basic	$(0.12)	$(0.09)	$(0.12)	$(0.10)
Diluted	$(0.11)	$(0.08)	$(0.10)	$(0.10)

Total earnings per share:
Basic	$0.20	$0.07	$0.25	$0.14
Diluted	$0.19	$0.07	$0.25	$0.14

Weighted-average shares outstanding:
Basic	32,191	34,927	32,358	34,795
Diluted (2)	36,553	39,304	36,774	35,284

Dividends per share	$0.055	$0.055	$0.11	$0.11

Note: The Condensed Consolidated Statements of Operations for the prior periods have been reclassified to reflect the results of the following business units as discontinued operations: Bowne Global Solutions (which was sold in September 2005), DecisionQuest Discovery Services (which was sold in January 2006) and DecisionQuest and JFS (which are held for sale).

As restated: As previously disclosed in the Company’s 2005 Form 10-K, the results for the quarter and year-to-date ended June 30, 2005 have been restated to correct errors in accounting for income taxes. The impact of the restatement on the 2005 second quarter and year-to-date was a decrease in income from continuing operations of $1,799 and $2,896, or $0.05 and $0.07 per share, respectively, and a decrease in net income of $1,620 and $2,962, or $0.05 and $0.09 per share, respectively.

(1)	Included in 2006 are charges related to the integration of the Marketing and Business Communications division of Vestcom International into MBC, totalling $3.3 million for the quarter and $6.5 million year-to-date.

(2)	The weighted-average diluted shares outstanding includes the potential dilution from the Convertible Subordinated Debt of 4,058,000 shares in the second quarter and year-to-date of 2006 and the second quarter of 2005. In addition, net income used in the calculation of diluted earnings per share has been adjusted to reflect the addition of interest expense, net of tax, related to the convertible debt. The potential dilution of the convertible shares is not reflected in the year-to-date 2005 since the effect would be anti-dilutive.

BOWNE & CO., INC.
(NYSE: BNE)
Condensed Consolidated Balance Sheets

	June 30,	Dec. 31,
	2006	2005
(in thousands)	(unaudited)
Assets
Cash and cash equivalents	$23,008	$96,684
Marketable securities	44,267	90,675
Accounts receivable, net	208,535	120,450
Inventories	30,196	25,957
Prepaid expenses and other current assets	33,897	28,414
Assets held for sale (1)	21,849	7,815

Total current assets	361,752	369,995

Property, plant and equipment, net	130,723	106,908
Goodwill and other intangibles, net	42,356	24,550
Other assets	36,134	28,238
Assets held for sale, non current (1)	—	33,557

Total assets	$570,965	$563,248

Liabilities and Stockholders’ Equity
Current portion of long-term debt and short-term borrowings	$789	$252
Accounts payable and accrued liabilities	141,736	135,431
Liabilities held for sale (1)	3,361	3,417

Total current liabilities	145,886	139,100

Long-term debt	77,013	75,528
Deferred employee compensation	39,374	33,935
Deferred rent and other	14,924	2,259
Liabilities held for sale, non current (1)	—	653
Stockholders’ equity	293,768	311,773

Total liabilities and stockholders’ equity	$570,965	$563,248

(1)	Includes the assets and liabilities of DecisionQuest and JFS in June 2006 and December 2005 and the assets and liabilities of DecisionQuest Discovery Services in December 2005.

BOWNE & CO., INC.
(NYSE: BNE)
Condensed Consolidated Statements of Cash Flows
(unaudited)

	Six Months Ended June 30,
	2006	2005
(in thousands)		(as restated)
Cash flows from operating activities:
Net income	$8,039	$4,971
Net loss from discontinued operations	3,871	3,357
Depreciation and amortization	13,440	12,793
Purchased in-process research and development	1,001	—
Asset impairment charges	2,300	1,532
Changes in assets and liabilities, net of acquisitions, discontinued operations and certain non-cash transactions	(84,578)	(64,830)
Net cash (used in) provided by operating activities of discontinued operations	(708)	9,924

Net cash used in operating activities	(56,635)	(32,253)

Cash flows from investing activities:
Purchase of property, plant and equipment	(13,665)	(7,240)
Purchase of marketable securities	(50,600)	(21,885)
Proceeds from the sale of marketable securities and other	97,337	42,380
Acquisition of business, net of cash acquired	(32,746)	—
Net cash provided by (used in) investing activities of discontinued operations	12,302	(2,243)
Net cash provided by investing activities	12,628	11,012

Cash flows from financing activities:
Payment of debt	(448)	(34,000)
Proceeds from borrowings	—	34,000
Proceeds from stock options exercised	9,350	5,877
Payment of dividends	(3,445)	(3,736)
Purchase of treasury stock	(34,885)	—
Other	(12)	—
Net cash used in financing activities of discontinued operations	(100)	(514)

Net cash provided by financing activities	(29,540)	1,627

Net decrease in cash and cash equivalents	$(73,547)	$(19,614)
Cash and Cash Equivalents—beginning of period	96,839	61,222

Cash and Cash Equivalents—end of period	$23,292	$41,608

Cash and cash equivalents for 2006 includes $155 as of the beginning of the period and $284 as of the end of the period and cash and cash equivalents for 2005 includes $9,918 as of the beginning of the period and $13,553 as of the end of the period related to discontinued operations.

BOWNE & CO., INC.
(NYSE: BNE)
Segment Information
(unaudited)
The Company changed the way it reports and evaluates segment information. The Company’s operations are now classified into the reportable business segments of Financial Print and Marketing & Business Communications. The Company had previously reported Marketing & Business Communications (formerly Bowne Enterprise Solutions) within its Financial Print segment. In addition, the results from the Company’s Litigations Solutions business are not presented below since these results are presented as discontinued operations. The Company’s previous years’ segment information has been restated to conform to the new presentation.
Information regarding the operations of each business segment is set forth below. Performance is evaluated based on several factors, of which the primary financial measure is segment profit. Segment profit is defined as gross margin (revenue less cost of revenue) less selling and administrative expenses. Segment performance is evaluated exclusive of interest, income taxes, depreciation, amortization, certain shared corporate expenses, restructuring, integration and asset impairment charges, purchased in-process research and development, other expenses and other income. Therefore, this information is presented in order to reconcile to income from continuing operations before income taxes. The Corporate/Other category includes (i) corporate expenses for shared administrative, legal, finance and other support services which are not directly attributable to the operating segments, (ii) restructuring, integration and asset impairment charges, (iii) other expenses and other income and (iv) purchased in-process research and development.

		For Periods Ended June 30,
	Quarter		Year-to-Date
(in thousands)	2006	2005	2006	2005
Revenues:
Financial Print	$229,923	$188,439	$396,395	$335,186
Marketing & Business Communications	30,346	9,190	69,650	22,366

	$260,269	$197,629	$466,045	$357,552

Segment profit:
Financial Print	43,059	31,127	61,889	52,540
Marketing & Business Communications	(2,463)	(2,160)	(342)	(2,889)
Corporate/Other (see detail below)	(11,968)	(7,214)	(21,135)	(12,791)

	28,628	21,753	40,412	36,860

Depreciation	(6,303)	(6,408)	(13,169)	(12,793)
Amortization	(135)	—	(271)	—
Interest expense	(1,451)	(1,307)	(2,745)	(2,590)

Income from continuing operations before income taxes	$20,739	$14,038	$24,227	$21,477

Corporate/Other (by type):
Shared corporate expenses	$(5,998)	$(5,195)	$(12,472)	$(10,275)
Other income (expense), net	647	(487)	2,005	641
Restructuring charges, integration costs and asset impairment charges	(5,616)	(1,532)	(9,667)	(3,157)
Purchased in-process research and development	(1,001)	—	(1,001)	—

Total	$(11,968)	$(7,214)	$(21,135)	$(12,791)

BOWNE & CO., INC.
(NYSE: BNE)
PRO FORMA SUPPLEMENTAL INCOME INFORMATION
Reconciliation to Condensed Consolidated Statements of Operations
(unaudited)
Pro forma supplemental income information, which is not prepared in accordance with generally accepted accounting principles, excludes restructuring, integration and asset impairment charges and purchased in-process research and development. The Company believes that presentation of this supplemental information is useful to investors to evaluate performance in comparison to prior year’s results. This pro forma supplemental information is an alternative to, and not a replacement measure of, operating performance as determined in accordance with generally accepted accounting principles.

	For the Periods Ended June 30,
	Quarter		Year-to-Date
	2006	2005	2006	2005
(in thousands, except per share information)		(as restated)		(as restated)
Net income from continuing operations	$10,445	$5,444	$11,910	$8,328
Add back:
Restructuring, integration and asset impairment charges, net of pro forma tax effect (1)	3,421	934	5,896	1,976
Purchased in-process research and development, net of pro forma tax effect (2)	611	—	611	—

Income from continuing operations, pro forma	$14,477	$6,378	$18,417	$10,304

Earnings per share from continuing operations:
Basic	$0.32	$0.16	$0.37	$0.24
Diluted	$0.30	$0.15	$0.35	$0.24

Earnings per share from continuing operations—pro forma:
Basic	$0.45	$0.18	$0.57	$0.30
Diluted	$0.41	$0.18	$0.53	$0.29

Weighted-average shares outstanding:
Basic	32,191	34,927	32,358	34,795
Diluted (3)	36,553	39,304	36,774	35,284

(1)	In 2006, restructuring, integration and asset impairment charges of $5.6 million for the quarter and $9.7 million year-to-date are net of tax benefits of $2.2 and $3.7 million, respectively. In 2005, the restructuring, integration and asset impairment charges of $1.5 million for the quarter and $3.2 million year-to-date, are net of tax benefits of $0.6 million and $1.2 million, respectively.

(2)	In 2006, purchased in-process research and development of $1.0 million are net of tax benefit of $0.4 million. These costs are associated with the acquisition of certain assets of PLUM Computer Consulting, Inc. during the second quarter of 2006.

(3)	The weighted-average diluted shares outstanding includes the potential dilution from the Convertible Subordinated Debt of 4,058,000 shares in the second quarter and year-to-date of 2006 and the second quarter of 2005. In addition, net income used in the calculation of diluted earnings per share has been adjusted to reflect the addition of interest expense, net of tax, related to the convertible debt. The potential dilution of the convertible shares is not reflected in the year-to-date 2005 since the effect would be anti-dilutive.
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